UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 17, 2020

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street,	P.O. Box 3500,	Newark,	Ohio	43058-3500
(Address of principal executive offices) (Zip Code)

(740)	349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PRK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
        Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On June 17, 2020, Park National Corporation, as the borrower (the “Registrant”), entered into the Fifth Amendment to Credit Agreement, made and entered into as of June 17, 2020 (the “Fifth Amendment”), with U.S. Bank National Association, as the lender (“U.S. Bank”). The Fifth Amendment amends certain provisions of the Credit Agreement, dated as of May 18, 2016 (as previously amended by the First Amendment to Credit Agreement entered into as of June 15, 2017, the Second Amendment to Credit Agreement entered into as of May 17, 2018, the Third Amendment to Credit Agreement entered into as of June 22, 2018 and the Fourth Amendment to Credit Agreement entered into as of June 20, 2019 (as so amended and further amended by the Fifth Amendment, the “Credit Agreement”) to:

•Extend the maturity date of the commitment (the “Revolving Loan Commitment”) of U.S. Bank to make revolving loans under the Credit Agreement (the “Revolving Loans”) and of any Revolving Loans made under the Credit Agreement from June 21, 2020 to June 20, 2021;

•Increase the Applicable Margin (as defined in the Credit Agreement) for determining the interest rate on the Revolving Loans from 1.50% to 1.75%; and

•Provide that, in the event U.S. Bank determines that the London interbank offered rate (“LIBOR”) is no longer available or that similar loans are being documented with a replacement rate to LIBOR, U.S. Bank may replace the Monthly Reset LIBOR Rate (as defined in the Fifth Amendment) with a replacement rate in determining the interest rate for each Revolving Loan under the Credit Agreement and the term loan under the Credit Agreement.

Except as described above, the material terms of the Credit Agreement remain unmodified and in full force and effect.

Material Terms of Revolving Loans Reflecting Provisions of Fifth Amendment

The amount of the Revolving Loan Commitment was not modified in the Fifth Amendment and continues to be $15,000,000. At June 17, 2020, there were no Revolving Loans outstanding.

The proceeds of any Revolving Loans made to the Registrant under the Credit Agreement are to be used for working capital, capital injections, stock buybacks, acquisitions and general corporate purposes.

Interest on each Revolving Loan will accrue at an annual rate equal to the Applicable Margin of 1.75% (increased from 1.50% under the Credit Agreement prior to the Fifth Amendment) plus the greater of (a) zero percent (0.0%) and (b) the one-month LIBOR rate in effect two New York Banking Days (as defined in the Credit Agreement) prior to the first day of each calendar month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, with such rate being rounded up to the nearest 1/16% and reset monthly on the first day of each month.

The Registrant will pay monthly payments of accrued interest on any outstanding Revolving Loans on the last day of each month. The outstanding principal balance of any outstanding Revolving Loans is to be paid, together with accrued and unpaid interest, on June 20, 2021. The Registrant may pay the principal amount under the Revolving Loans at any time without premium or penalty (with all payments to be in a minimum amount of $100,000 and accompanied by payment of accrued and unpaid interest on the amount of principal paid). Amounts paid (unless following an acceleration or upon termination of the Revolving Loan Commitment in whole) or prepaid on the Revolving Loans may be reborrowed under the terms and subject to the conditions and limitations of the Credit Agreement.

During the continuance of an Event of Default (as defined in the Credit Agreement), U.S. Bank may declare that each outstanding Revolving Loan will bear interest at a rate that is 2.00% per annum in excess of the rate otherwise payable under the Revolving Loan.

The foregoing description of the Fifth Amendment is qualified in its entirety by the full text of the Fifth Amendment, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are contained above in Item 1.01 of this Current Report on Form 8-K and are incorporated herein as if fully restated herein.

Item 9.01 - Financial Statements and Exhibits.

(a) through (c) Not applicable.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Fifth Amendment to Credit Agreement, made and entered into as of June 17, 2020, by and between Park National Corporation and U.S. Bank National Association (filed herewith)
104	Cover Page Interactive Data File (the cover page Inline XBRL tags are imbedded within the Inline XBRL document)

[Remainder of page intentionally left blank;
signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: June 18, 2020	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

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